SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


      Filed by the Registrant  |X|
      Filed by a party other than the Registrant  |_|

      Check the appropriate box:
      | |   Preliminary proxy statement     |X|   Confidential, For Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
      |X|   Definitive Proxy Statement
      |_|   Definitive Additional Materials
      |_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                ELXSI Corporation
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                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):
  |X|   No fee required.
  |_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  (1)   Title of each class of securities to which transaction applies:

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  (2)   Aggregate number of securities to which transactions applies:

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  (3)   Per unit  price  or  other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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  (4)   Proposed maximum aggregate value of transaction:

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

  |_|   Fee paid previously with preliminary materials:

  |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)   Amount previously paid:

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

                                ELXSI CORPORATION
                         3600 Rio Vista Avenue, Suite A
                             Orlando, Florida 32805

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 19, 1998

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ELXSI Corporation, a Delaware corporation (the "Company"), will be held at the Company's headquarters offices, located at 3600 Rio Vista Avenue, Suite A, Orlando, Florida 32805, on Tuesday, May 19, 1998, at 9:00 a.m. (local time), for the following purposes:

         1. To elect a Board of Directors.

         2. To approve the ELXSI Corporation 1998 Incentive Stock Option Plan.

         3. To amend the Company's charter to reduce the number of authorized shares for the purpose of reducing Delaware franchise taxes.

         4. To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the current fiscal year.

         5. To transact such other and further business as may properly come before the meeting or any adjournment or adjournments thereof.

         Common stockholders of record at the close of business on March 31, 1998 are entitled to notice of and to vote at the meeting. A complete list of such stockholders is open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, at the offices of the Company, located at 3600 Rio Vista Avenue, Suite A, Orlando, Florida 32805.

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 is enclosed herewith.

                                 By Order of the Board of Directors,


                                 Thomas R. Druggish, Secretary

Dated: April 17, 1998


         You are urged to fill in, sign, date and mail the enclosed Proxy card. If you attend the meeting and vote in person, the Proxy card will not be used. If the Proxy card is mailed in the United States in the enclosed envelope, no postage is required. The prompt return of your Proxy card will save the expense involved in further communication.

                               ELXSI CORPORATION
                         3600 Rio Vista Avenue, Suite A
                             Orlando, Florida 32805


                                PROXY STATEMENT

                       For Annual Meeting of Stockholders
                           to be held on May 19, 1998

                                                              April 17, 1998

To the Stockholders:

         This Proxy Statement is furnished to you in connection with the solicitation by the Board of Directors of ELXSI Corporation, a Delaware corporation (the "Company"), of Proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held at the Company's headquarters offices, located at 3600 Rio Vista Avenue, Suite A, Orlando, Florida 32805, on Tuesday, May 19, 1998, at 9:00 a.m. (local time), and at any subsequent time which may be necessary by the adjournment thereof.

         If you were a holder of record of Common Stock, par value $.001 per share, of the Company (the "Common Stock") at the close of business on March 31, 1998, you are entitled to vote at the meeting, and your presence is desired. If, however, you cannot be present in person, a form of Proxy (Proxy card) is enclosed, which the Board of Directors of the Company requests that you execute and return as soon as possible. You can, of course, revoke your Proxy at any time before it is voted if you so desire, either in person at the meeting or by delivery of a duly executed written statement to that effect to the Secretary of the Company or of a later-dated Proxy.

         The Company is paying all costs of the solicitation of Proxies, including the expenses of printing and mailing to its stockholders this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the form of Proxy, and the Annual Report on Form 10-K. The Company has engaged Continental Stock Transfer & Trust Company to assist the Company in the distribution and solicitation of Proxies and has agreed to pay Continental Stock Transfer & Trust Company a fee of $3,000 plus expenses for its services. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses, in accordance with the regulations of the Securities and Exchange Commission (the "Commission"), in sending Proxies and proxy materials to the beneficial owners of the Common Stock. Officers or employees of the Company may also solicit Proxies in person, or by mail, E-mail, facsimile or telephone, but such persons will receive no compensation for such work, other than their normal compensation as such officers or employees.

         At the close of business on March 31, 1998, 4,660,980 shares of Common Stock were outstanding and are entitled to vote at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote. This Proxy Statement and the enclosed form of Proxy are first being mailed to the stockholders of the Company on or about April 17, 1998.

                            PROXIES AND VOTE REQUIRED

         The persons named in the accompanying form of Proxy intend to vote Proxies FOR the election of the nominees for director named herein, except to the extent authority to vote for any such nominee is withheld. In the event that any nominee at the time of election shall be unable or unwilling to serve or is otherwise unavailable for election (which contingency is not now contemplated or foreseen), and in consequence thereof another individual shall be nominated, the persons named in the form of Proxy shall have the discretion and authority to vote or to refrain from voting in accordance with their judgment on such other nominations. The persons named in the accompanying form of Proxy also intend to vote Proxies FOR the approval of the ELXSI Corporation 1998 Incentive Stock Option Plan (Proposal No. 2 herein), FOR the amendment of the Company's charter to reduce the number of authorized shares for the purpose of reducing Delaware franchise taxes (Proposal No. 3 herein) and FOR the ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants (Proposal No. 4 herein), unless (in each case) contrary voting instructions are indicated on such Proxies.

         The presence in person or by proxy of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting is required for a quorum. If a quorum is present, those nominees receiving a plurality of the votes cast will be elected. Accordingly, shares not voted in the election of directors (including shares covered by a Proxy as to which authority is withheld to vote for all nominees) and shares not voted for any particular nominee (including shares covered by a Proxy as to which authority is withheld to vote for only one or less than all of the nominees) will not prevent the election of any of the nominees for director. Approval of Proposal No. 3 requires the affirmative vote of a majority of the outstanding shares of Common Stock. For all other matters submitted to stockholders at the meeting, including Proposal Nos. 2 and 4, if a quorum is present the affirmative vote of a majority of the shares voted is required for approval. As a result, abstention votes with respect to Proposal No. 2, 3 or 4 will have the effect of a vote against such Proposal.

         Shares of Common Stock held by brokers and other stockholder nominees are sometimes voted on certain matters but not others. This can occur, for example, when a broker is instructed by the beneficial owner, or has discretionary authority, to vote on a particular matter or matters (such as the election of directors and appointment of accountants) but is not instructed, and does not have such authority, to vote on others. These are known as "non-voted" shares. Non-voted shares will be counted for purposes of determining whether there is a quorum at the meeting, but will have no effect upon the outcome of the vote on any matter (other than Proposal No. 3) as to which they are "non-voted." Shares that are "non-voted" with respect to Proposal No. 3 will have the effect of a vote against such proposal.


                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS
                             (Item 1 on Proxy Card)

         The Board of Directors of the Company currently consists of five individuals, each of whom has been nominated for election at the meeting. Directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified, or until their resignation, removal or death or otherwise as provided in the Bylaws of the Company. The names of the five nominees for director, and certain information regarding the Common Stock holdings of each such individual and the executive officers of the Company, which such persons have furnished to the Company, are set forth below.


                                                                           Common Stock of the
                                                                       Company Beneficially Owned
                                                                         as of March 31, 1998(1)
                                        Director                   Number of                  Percent
Name                                     Since                      Shares                   of Class
----                                     ------                  -------------               --------

  Farrokh K. Kavarana.................    1989                      49,100(2)                   1.0%
  Kevin P. Lynch......................    1989                     112,697                      2.4%
  Alexander M. Milley.................    1989                   1,251,863(3)                  25.2%
  Robert C. Shaw......................    1989                      76,478                      1.6%
  Denis M. O'Donnell..................    1996                      29,900                      0.6%
  All executive officers and
 directors as a group (7 persons)                                1,587,295(2)(3)               30.2%


---------------

(1) Numbers and percents are calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Rule 13d-3"). Each of the named persons and group has sole voting and dispositive power with respect to the shares shown. Includes shares issuable upon exercise of stock options granted by the Company that are exercisable currently or within 60 days, as follows: Farrokh K. Kavarana: 47,500 shares, Kevin
         P. Lynch: 106,500 shares,  Alexander M. Milley:  190,000 shares, Robert
         C. Shaw:  65,000 shares,

         Denis M. O'Donnell: 15,000 shares, and all executive officers and directors as a group: 476,935 shares. Excludes shares issuable upon exercise of stock options granted by the Company that become exercisable in more than 60 days, as follows: Kevin P. Lynch: 10,000 shares, Alexander M. Milley: 7,500 shares, and all executive officers and directors as a group: 27,500 shares.

(2) Excludes an aggregate of 325,940 shares of Common Stock held by Aggel Enterprises, Ltd. and certain affiliated entities. Mr. Kavarana is affiliated with the controlling shareholders of Aggel Enterprises, Ltd. and its affiliates. See "Security Ownership of Certain Beneficial Owners." Also excludes 3,334 shares of Common Stock issuable upon exercise of stock options held by Tata International A.G., with which Mr. Kavarana is affiliated. Mr. Kavarana disclaims beneficial ownership of all of the foregoing shares.

(3) Includes: (i) 112,347 outstanding shares and 118,762 shares of Common Stock issuable upon the exercise of currently exercisable warrants held by Eliot Kirkland L.L.C., of which Mr. Milley is the sole manager, the President and a member; (ii) 194,354 shares held by Cadmus Corporation, of which Mr. Milley is the Chairman, President and controlling shareholder; (iii) 590,200 shares held by ELX Limited Partnership, of which Mr. Milley is the sole general partner; and (iv) 21,200 shares held by Azimuth Corporation, of which Mr. Milley is the Chairman, President and a controlling shareholder. Excludes 60,004 shares of Common Stock held by The Alexander M. Milley Irrevocable Trust I (the "Milley Trust"), a trust for the benefit of certain members of Mr. Milley's immediate family, and 150,500 shares of Common Stock issuable upon the exercise of currently exercisable warrants held by the Milley Trust. Under Rule 13d-3, shares beneficially owned by the Milley Trust as determined thereunder are deemed not to be beneficially owned by Mr. Milley. Also includes and excludes shares issuable upon exercise of stock options granted by the Company to Mr. Milley as indicated in footnote 1 above.

Directors and Executive Officers of the Company

         Set forth below is certain biographical information regarding the directors and executive officers of the Company, some of whom hold positions with the Company's wholly-owned subsidiary, ELXSI ("ELXSI"), ELXSI's Bickford's Family Restaurants Division ("Bickford's") and/or ELXSI's Cues Division ("Cues"). Each individual's biographical information was furnished by him to the Company.


Name                               Age                        Position
Alexander M. Milley(1)(2)           45                        Chairman, President and Chief Executive
                                                              Officer of the Company and ELXSI, President of Cues

Farrokh K. Kavarana(2)(3)           53                        Director

Kevin P. Lynch(1)(3)                39                        Director, Vice President of the Company
                                                              and ELXSI

Denis M. O'Donnell(2)(3)            44                        Director

Robert C. Shaw(1)                   45                        Director, Vice President of the Company
                                                              and ELXSI

Thomas R. Druggish                  42                        Vice President of the Company,
                                                              Treasurer and Secretary of the Company
                                                              and ELXSI

Daniel E. Bloodwell                 47                        Vice President of ELXSI, President of
                                                              Bickford's

(1)      Member of the Executive Committee of the Board.
(2)      Member of the Compensation Committee of the Board.
(3)      Member of the Audit Committee of the Board.

         Alexander M. Milley became Chairman of the Board of Directors and Chief Executive Officer of the Company on September 25, 1989 and was elected President of the Company in August 1990. He serves in the same positions for ELXSI and is also President and Chief Executive Officer of Cues. Mr. Milley is the founder, President, sole director and majority shareholder of Milley Management Incorporated ("MMI"), a private investment and management consulting firm. Mr. Milley is also the President of Cadmus Corporation ("Cadmus"), another private investment and management consulting firm that is the former owner of Cues and with which ELXSI has a management agreement. See "Certain Transactions - Management Agreement." From August 1985 to May 1986, Mr. Milley was Chairman of Neoax, Inc., now an environmental services company known as EnviroSource, Inc. and then a diversified custom vehicle and precision metal manufacturing company. Mr. Milley was Senior Vice President-Acquisitions from December 1983 until July 1986 of The Dyson-Kissner-Moran Corporation ("DKM"), a private investment company. Mr. Milley is also Chairman of the Board of Bell National Corporation ("Bell National"), formerly a distributor of high quality fabrics used in draperies and furniture, and Chairman of the Board of Azimuth Corporation ("Azimuth"). See "Certain Transactions - Azimuth Transactions." Cadmus and Azimuth are significant stockholders of the Company. See "Security Ownership of Certain Beneficial Owners."

         Farrokh K. Kavarana became a director of the Company on September 25, 1989. Since April 1975 he has been a Executive Director of the Tata Group of India. Prior to that he had been Vice-Chairman and Managing Director of Tata International AG, an international holding company, which owns the Tata Group's overseas holdings and investments. Mr. Kavarana is a director of numerous non-U.S. companies, including Tata Industries Ltd., Tata Sons Ltd. of India, Tata International AG, Switzerland, and Tata Technologies, Ptc. Ltd, Singapore (formerly Tata-ELXSI). Mr. Kavarana is affiliated with the Tata Group, whose overseas affiliates are controlling shareholders of Aggel Enterprises, Ltd., an investment holding company. See "Security Ownership of Certain Beneficial Owners."

         Kevin P. Lynch became a director of the Company on September 25, 1989 and has served as Vice President of the Company since September 24, 1991 and Vice President of ELXSI since June 25, 1991. He has served as a Vice President of MMI since September 1988 and of Cadmus since January 1994. See "Certain Transactions - Management Agreement." From October 1986 until September 1988, Mr. Lynch was an executive on the Corporate Development staff at Macmillan, Inc., a publishing company.

         Denis M. O'Donnell became a director of the Company on May 23, 1996. He has been President of Novavax, Inc., a company engaged in the development of pharmaceutical products, since 1995. Prior to that he had been Corporate Vice President of Medical Affairs of IGI Inc., a company engaged in the development of human and animal pharmaceutical products, since 1991. Mr. O'Donnell has been a director of Biocybernetics, Inc., a bioengineering research and development firm, since 1992.

         Robert C. Shaw became Vice President and a director of the Company on September 25, 1989 and Executive Vice President on December 19, 1989. He also served as Treasurer of the Company from September 1989 to January 1990. Mr. Shaw has been a Vice President of MMI since March 1989, an officer and/or director of Azimuth and/or certain subsidiaries thereof since November 1990, a director of Cadmus since January 1992 and President and a director of Bell National since November 1989. See "Certain Transactions - Management Agreement" and " - Azimuth Transactions." Prior to March 1989, he was Vice President of Berkeley Softworks Incorporated ("Berkeley") from September 1987 until March 1989. From January 1987 until September 1987 he was Vice President, and from July 1985 until January 1987 he was Director of Finance and Operations, of Ansa Software Incorporated ("Ansa"). Berkeley and Ansa developed and produced personal computer software. Mr. Shaw has served as a director and President of Bell National since November 1989.

         Thomas R. Druggish became Vice President of the Company on January 2, 1990 and was elected Secretary of the Company on September 11, 1990. He currently serves as Chief Financial Officer of Bell National and has been Secretary and Treasurer of MMI since September 1990. He also has served as Vice President and Secretary of Cadmus since November 1992 and an officer and/or director of Azimuth Corporation and/or certain subsidiaries thereof since
November  1990.  See  "Certain  Transactions  - Management  Agreement,"  and " -
Azimuth Transactions." Mr. Druggish was Assistant Controller at Borland International from April 1987 to December 1989.

         Daniel E. Bloodwell became a Vice President of ELXSI on September 24, 1991, and has served as President of Bickford's since July 1, 1991. From July 1987 to June 1991 Mr. Bloodwell was Vice President of Operations for Marriott Family Restaurants Inc., which then owned the Bickford's operations. From July 1985 to June 1987, Mr. Bloodwell was Vice President of Operations of Sizzler Restaurants, Inc.

Committees; Board and Committee Meetings

         The Board of Directors has an Executive Committee, a Compensation Committee and an Audit Committee, whose members are elected each year by the entire Board.

         The Executive Committee's function is to act in place of the Board between meetings of the full Board. During the year ended December 31, 1997 the Executive Committee did not meet. The members of the Committee are Messrs. Milley, Lynch, and Shaw.

         The Compensation Committee's function is to administer the Company's stock option and other compensation plans and to act upon such other compensation matters as may be referred to it by the Board. The current members of the Committee are Messrs. Milley, Kavarana, and O'Donnell. During the year ended December 31, 1997, the Compensation Committee met one time.

         The Audit Committee oversees the Company's internal accounting procedures and consults with, and reviews the reports of, the Company's independent accountants. The current members of the Committee are Messrs. Kavarana, Lynch, and O'Donnell. During the year ended December 31, 1997, the Audit Committee met one time. At such meeting, the Company's auditors presented a report to the Audit Committee indicating (among other things) there were no irregularities involving the Company's accounting.

         During the year ended December 31, 1997 the Board of Directors of the Company met six times. All directors attended all of the meetings.

         From time to time the Board of Directors is asked to consider and vote upon matters which may present a conflict of interest for certain members. It is the Company's practice to not disqualify any Board member from voting with respect to such matters. In bringing conflict-of-interest (as well as other) matters before the Board, management generally seeks to secure the unanimous approval of directors; such unanimous approval has been obtained on virtually all matters heretofore voted upon by present Board members.

Compensation of Directors

         Cash Compensation. Since 1989 the directors of the Company have received no cash compensation for their services as such, except for reimbursement of reasonable expenses of attending meetings. There are currently no plans to begin paying cash compensation to directors.

         Other Compensation. During 1997 each director of the Company received as compensation for his services as such options to purchase 7,500 shares granted under the Company's 1996 Incentive Stock Option Plan. Each such option is exercisable at a price of $6.00 per share, the market price of the Common Stock on the date of the grant, and expires on May 22, 2007.

Report of the Compensation Committee

         The Compensation Committee believes that offering its executive officers a compensation package consisting of a balanced combination of fixed, formula-based, long-term and discretionary components is the best way of ensuring that (a) executive compensation is appropriately linked to the creation of shareholder value, and (b) the Company will be able to attract, motivate and retain executives of outstanding abilities. Fixed compensation is paid through base salaries, which the Committee believes should be and are maintained at levels comparable to those generally paid to executives with similar responsibilities at similarly-sized companies. The other parts of total compensation are realized through the Company's bonus arrangements, its stock option plans and its Bickford's Division Phantom Stock Option Plan (the "Phantom Stock Option Plan"). The Committee also is of the view that its executives' compensation should be tied both directly and materially to the actual operating performance.

         Since the acquisition of Cues in October 1992, Mr. Milley has received salary compensation from the Company for his services as President of Cues of $120,000 per year. During 1997, Mr. Milley and ELXSI, with the approval of the full Board of the Company, entered into an employment agreement that increased his annual salary to $150,000 plus an additional 5% per year and secures his services through at least June 2005. See "Executive Compensation Employment Agreement". The Compensation Committee feels that this increased salary level and long-term commitment is justified, given that Mr. Milley's devotion of substantial time and efforts to the Cues operations has led to a significant, continued improvement in that division's operations and that the Company overall has experienced continued and steady growth since 1989 under Mr. Milley's leadership. The Company pays management fees to Cadmus, a company controlled by Mr. Milley, pursuant to a written agreement approved by the Board of Directors of the Company. These fees are based on the achievement of certain minimum levels of operating income, which have been achieved, and the fees will be discontinued if operating targets cease to be met. See "Certain Transactions - Management Agreement."

         Mr. Milley's employment agreement allows for ELXSI to pay compensation over and above the amounts committed to thereunder. It is the present intention of the Compensation Committee to evaluate the compensation of Mr. Milley for his services as an officer of the Company on an annual basis. Additional compensation may be awarded to Mr. Milley in the form of stock options, cash bonuses or other incentives. Any such payments would be at the discretion of the Board rather than through a formula-based plan.

         The 1997 compensation of Daniel E. Bloodwell, President of the Bickford's Division of ELXSI, consisted primarily of base salary and compensation related to the Phantom Stock Option Plan. The Committee believes that Mr. Bloodwell's compensation should be heavily weighted toward increasing shareholder value and, accordingly, a significant portion of his compensation is in the form of Phantom Stock Options, as described below.

         Through his participation in the Phantom Stock Option Plan, which was put into effect in connection with the Company's 1991 acquisition of Bickford's, Mr. Bloodwell has the opportunity to earn compensation equal to a specified maximum percentage of a certain measure of the value of this division (less an exercise price). The maximum percentage, 4.9%, was earned by Mr. Bloodwell because Bickford's achieved targeted levels of earnings before interest, taxes and depreciation during the two-year period from July 1, 1991 through June 30, 1993 and because Mr. Bloodwell remained with the Company through June 30, 1996. Mr. Bloodwell received 1.0% of the 4.9% maximum amount at the inception of the Phantom Stock Option Plan in 1991 in consideration of his payment of $40,833 (which is non-refundable and will be credited against any future exercise price payment), and he earned an additional 1.0% in each of 1992 and 1993 due to the achievement of the targeted results for applicable periods. The remaining 1.9% was earned by Mr. Bloodwell upon his remaining with the Company through June 30, 1996. The percentage earned by Mr. Bloodwell will be multiplied by the fair market value of Bickford's assets on the measure date less certain liabilities of or related to that division. The result of this calculation, less an exercise price, will represent the payment to be received by Mr. Bloodwell on or after July 1, 2001. During and after the measurement period, Mr. Bloodwell will benefit from increases in the value of the Bickford's division, as this is the fundamental component used to determine the value of Phantom Stock Options.

                                        THE COMPENSATION COMMITTEE
                                        Alexander M. Milley
                                        Farrokh K. Kavarana
                                        Denis M. O'Donnell

Executive Compensation

         The following table summarizes the total compensation of the executive officers of the Company who earned in excess of $100,000 for the year ended December 31, 1997.


                           Summary Compensation Table
                           --------------------------

                                                                                                 Long-Term
                                                  Annual Compensation                          Compensation
                                       -------------------------------------------      -------------------------
                                                                                        No. of
                                                                                        Shares of
                                       Fiscal                                           Common
                                       Year                                             Stock           All Other
Name and                               Ended                                            Underlying      Compen-
Principal Position                     Dec. 31          Salary              Bonus       Options         sation
------------------                     -------         ---------           -------      -----------     ---------

Alexander M. Milley                    1997             $120,000               -        72,500              -
President & Chief                      1996              120,000               -        25,000              -
Executive Officer                      1995              120,000               -        22,500              -



Daniel E. Bloodwell                    1997             $122,692            $     0      2,150         $264,388(1)
Vice President of ELXSI,               1996              120,000             15,000      2,100          193,885(1)
President of Bickford's                1995              115,000             15,000      2,080          211,511(1)
Division




(1) Represents an estimate by the Company of the increase during the applicable year in the value of the Phantom Stock Options held at the end of such year. See " --Phantom Stock Option Plan" below.

Phantom Stock Option Plan

         The following table sets forth information with respect to the Phantom Stock Option Plan (the Company's only long-term incentive plan) and the executive officers named in the table above.


               Long-Term Incentive Plan Awards in Last Fiscal Year
               ---------------------------------------------------

                      Number of                         Estimated Future Payout Under
                     Phantom Stock                        Phantom Stock Option Plan
                     Option Rights   Payout     ----------------------------------------------
     Name            ("PSOR's")       Date      Threshold           Target             Maximum
     ----            ----------       ----      ---------           ------             -------

     Alexander M.
     Milley                 -            -           -                 -                    -

     Daniel E.
     Bloodwell              -            -          4.9               4.9                  4.9


         The Phantom Stock Option Plan was implemented by the Company in 1991. Its only participants are Mr. Bloodwell and three other Bickford's division employees. At the inception of this Plan, ELXSI granted to these individuals PSOR's (each representing one percentage point) for an initial investment ranging from $25,000 to $40,833 (in the case of Mr. Bloodwell). Each holder of a Phantom Stock Option is entitled to receive, upon exercise, a cash payment equal to (a) the product of (i) the sum of the appraised value of Bickford's assets at the time of exercise less (x) all then existing liabilities of the Company or ELXSI related to Bickford's and less any then existing debt of the Company including debt incurred to acquire Bickford's, debt incurred for Bickford's-related acquisitions, or debt used for working capital needs, and
(ii) a percentage equal to the PSOR's then held by the holder, minus (b) an exercise price of approximately $74,000 per PSOR less such holder's initial investment. No Phantom Stock Option may be exercised until the earliest to occur of (1) July 1, 2001, (2) the termination of the holder's employment, or (3) the sale (if any) of the Bickford's division. All increases in value of the Phantom Stock Options are treated as compensation expense by the Company in the year in which the increase occurs.

         At December 31, 1997, Mr. Bloodwell held 4.9 PSOR's. He earned his final 0.9 PSOR's on June 30, 1996.


Common Stock Options

         The following table sets forth the number of shares of Common Stock subject to options granted by the Company in 1997 to each executive officer named in the table above, and certain other relevant information.


                      Option Grants in the Last Fiscal Year
                      -------------------------------------


                                                                                                   Potential Realizable
                               No. of          Percent of                                            Value at Assumed
                              Shares of          Total                                               Annual Rates of
                               Common           Options                                                 Stock Price
                                Stock           Granted                                              Appreciation for
                             Underlying            to                                                  Option Term
                               Options         Employees        Exercise       Expiration        -------------------------
Name                           Granted          in 1997          Price            Date               5%             10%
                               -------          -------          -----            ----            --------       --------
Alexander M. Milley            42,500(1)         19.5%          $6.00(3)         5/22/07          $160,368       $406,404
Alexander M. Milley            30,000(2)         13.8%          $9.00(3)        10/08/07          $169,802       $430,310
                               ---------                                                          --------
   Total                       72,500            33.3%                                            $330,170       $837,715

Daniel E. Bloodwell             2,150(2)          1.0%          $9.00(3)        10/08/07           $12,169        $30,839


(1) Options were granted on May 22, 1997. Options to purchase 32,500 shares were immediately exercisable from the date of grant, and options to purchase 10,000 shares become 20% exercisable on each May 22 from 1998 through 2002.

(2) Options were granted on October 8, 1997. Mr. Milley's options were all immediately exercisable from the date of grant. Mr. Bloodwell's options become exercisable as to 25% on each October 8 from 1998 through 2001.

(3)        The market value of the Common Stock on the date of grant.

         The following table presents information as to the value of unexercised in-the-money options granted under the Company's incentive stock option plans and held at year-end by the executive officers named in the above table.


                                            Aggregated Option Exercises in Last Fiscal
                                              Year and Fiscal Year-End Option Values
                                            ------------------------------------------


                                                                                                   Value of Unexercised In-
                          Shares                          Number of Unexercised                     the-Money Options at
                         Acquired                       Options at Fiscal Year-End                   Fiscal Year-End (1)
                            on            Value       ------------------------------           ------------------------------
Name                     Exercise        Realized     Exercisable      Unexercisable           Exercisable      Unexercisable
----                     --------        --------     -----------      -------------           -----------      -------------
Alexander M. Milley           -              -          187,500           10,000                 $984,688        $  55,000

Daniel E. Bloodwell           -              -            4,835            5,295                   28,045           22,278


     ----------

     (1) Assumes a fair market value per share of Common Stock of $11.500, the December 31, 1997 closing price.

Employment Agreement

         In mid-1997 ELXSI and Mr. Milley entered into an Employment Agreement, dated as of June 30, 1998 (the "Employment Agreement"), which, in the main: (i) provides for the employment of Mr. Milley as the Chairman of the Board, President and Chief Executive Officer of both the Company and ELXSI and as
President and Chief Executive Officer of Cues, (ii) requires Mr. Milley to devote substantially his entire professional time, attention and energies (reasonable vacation, periods of illness and the like excepted) to the performance of all the duties, responsibilities and functions incident to those offices, and (iii) accordingly, places on Mr. Milley primary executive responsibility for each of the Company, ELXSI and Cues. Prior to the time that the Employment Agreement became effective, there was no formal employment or similar agreement between the Company, any of its subsidiaries and Mr. Milley. The term of the Employment Agreement commenced on June 30, 1997 and extends until June 30, 2005 (the "Initial Term"), and this term may be renewed or extended with the approval of the Board of Directors of the Company and the consent of Mr. Milley, on such terms and conditions as they may agree.

         Since October 1992, Mr. Milley had been receiving a base salary from ELXSI in the amount of $120,000 per annum. Pursuant to the Employment Agreement, this base salary compensation was increased to (i) $150,000 per annum plus (ii) an additional, cumulative 5% increase that becomes effective on each subsequent June 30 during its term. Notwithstanding the foregoing, Mr. Milley agreed to defer the effectiveness and payment of this salary increase until January 1, 1998. The Employment Agreement also entitles Mr. Milley: (a) to participate in such stock option, profit sharing and bonus plans as are made available to other senior executives of ELXSI, (b) to be covered (together with his spouse and minor children) by any and all group health, dental, life insurance and disability plans made available to senior executives of ELXSI, the Company or any of its subsidiaries or divisions generally, (c) to the use of a suitable executive company car, (d) to take four weeks of paid vacation during each year, and (e) to reimbursement for his reasonable travel, lodging, entertainment, professional promotion and other appropriate business expenses incurred in the course of his duties on behalf of ELXSI, the Company or any of its subsidiaries or divisions. The Employment Agreement does not limit or restrict the right or ability of ELXSI (acting with the authorization of the Board of Directors of the Company or the Compensation Committee thereof) to grant or award other or additional compensation to Mr. Milley, in whatever form at any time, or to limit or restrict the right or ability of ELXSI to prospectively or conditionally grant or award any such other or additional compensation.

         The Employment Agreement also provides that if Mr. Milley's employment thereunder is terminated at any time for any reason (including by reason of a failure to renew or extend prior to the expiration of the Initial Term), then prior to (and as a condition to) such termination, ELXSI must pay to Mr. Milley a lump-sum amount equal to: (i) the amount of base salary compensation that would have been (but for such termination) paid over the one-year period commencing with the effective date of such termination, plus (ii) if such termination is to take effect prior to the expiration of the Initial Term, the amount of base salary compensation that would have been (but for such termination) paid over the remaining Initial Term, less (iii) a present value discount calculated at an annual rate of 6% and taking into account the timing of the base salary payments that would have been made to Mr. Milley during the remaining term of the Employment Agreement (and, in the case of the foregoing clause (i), during the one-year period commencing with the effective date of the termination) assuming (for this purpose) that the employment of Mr. Milley under the Employment Agreement had not been terminated.

         Also in the event that Mr. Milley's employment under the Employment Agreement is terminated at any time for any reason, Mr. Milley (if he is alive) and his spouse and minor children shall continue, for the period of time from and after the effective date of such termination until the date specified hereinbelow, to be covered, at ELXSI's expense, by any and all insurance plans made available to senior executives of the ELXSI, the Company or any of its subsidiaries or divisions generally. Such period of time shall end: (i) in the case of a termination on or after the expiration of the Initial Term, on the earlier to occur of (x) the first anniversary of such termination and (y) the date that Mr. Milley shall have obtained other employment with insurance benefits equivalent to (or in excess of) those provided for under the Employment Agreement; and (ii) in the case of a termination prior to the expiration of the Initial Term, on the earlier to occur of (x) the June 30, 2006 and (y) the date that Mr. Milley shall have obtained other employment with such equivalent (or excess) insurance benefits.

         Under the Employment Agreement, Mr. Milley agreed that during the term thereof and for a period of one year thereafter he will not engage in, or be employed or retained by or have certain other proscribed connections with, any business or enterprise that competes with any business or enterprise being pursued by the Company or any subsidiary or divisions thereof; provided that the foregoing will not apply if Mr. Milley's employment is terminated by him with good legal reason, by ELXSI without good legal cause or due to the expiration of the term. The Employment Agreement also contains provisions prohibiting the disclosure or use by Mr. Milley of non-public information confidential and/or proprietary to the Company or any of its subsidiaries or divisions.

Security Ownership of Certain Beneficial Owners

         As of March 31, 1998, the Company had outstanding 4,660,980 shares of Common Stock. The following table sets forth certain information regarding the ownership of the Company's Common Stock as of that date by all those known by the Company to be beneficial owners of more than five percent (5%) of the Common Stock. Ownership information is based upon information furnished by the respective beneficial owners.


                                                                       Common Stock of the
                                                                    Company Beneficially Owned
                                                                      as of March 31, 1998(1)
                                                             -----------------------------------------
                                                                 Number of                    Percent
                               Name                               Shares                     of Class
                  ------------------------------             ----------------                ---------

                  Alexander M. Milley
                  3600 Rio Vista Avenue, Suite A
                  Orlando, FL 32805                            1,251,863(2)(3)                 25.2%

                  ELX Limited Partnership
                  3600 Rio Vista Avenue, Suite A
                  Orlando, FL 32805                              590,200(3)                    12.7%

                  Grandview Partners, L.P./Svenvest
                  Partners, L.P.
                  One Financial Center, Suite 1600
                  Boston, MA 02111                               439,500                        9.4%

                  Peter R. Kellogg(4)
                  Spear, Leeds & Kellogg
                  120 Broadway
                  New York, NY 10271                             430,500                        9.2%

                  Aggel Enterprises, Ltd.
                  11 Duddell Street
                  12th Floor
                  Hong Kong                                      325,940(5)                     7.0%

                  Fidelity Management & Research
                  Company/FMR Corp.(6)
                  82 Devonshire Street
                  Boston, MA 02109                               286,000                        6.1%


------------------------

         (1) To the best of the Company's knowledge, except as otherwise indicated the persons and entities named in this table have sole voting and dispositive power with respect to all shares of the Company's Common Stock shown as beneficially owned by them. Numbers and percents are calculated in accordance with Rule 13d-3.

         (2) Includes: (i) 112,347 outstanding shares and 118,762 shares of Common Stock issuable upon the exercise of currently exercisable warrants held by Eliot Kirkland L.L.C., of which Mr. Milley is the sole manager, the President and a member; (ii) 194,354 shares held by Cadmus Corporation, of which Mr. Milley is the Chairman, President and controlling shareholder; (iii) 590,200 shares held by ELX Limited Partnership, of which Mr. Milley is the sole general partner; and (iv) 21,200 shares held by Azimuth Corporation, of which Mr. Milley is the Chairman, President and a controlling shareholder. Excludes 60,004 shares of Common Stock held by The Alexander M. Milley Irrevocable Trust I (the "Milley Trust"), a trust for the benefit of certain members of Mr. Milley's immediate family, and 150,500 shares of Common Stock issuable upon the exercise of currently exercisable warrants held by the Milley Trust. Under Rule 13d-3, shares beneficially owned by the Milley Trust as determined thereunder are deemed not to be beneficially owned by Mr. Milley. Also includes 190,000 shares issuable upon exercise of stock options granted by the Company that are exercisable currently or within 60 days and excludes 7,500 shares issuable upon exercise of stock options granted by the Company that become exercisable in more than 60 days.

         (3)  Shares  shown  above as being  beneficially  owned by ELX  Limited
              Partnership   are  also  included   herein  under  the  beneficial
              ownership of Alexander M. Milley, shown separately.

         (4) Shares reported herein as held by Peter R. Kellogg are shares owned by: Cynthia Kellogg, Mr. Kellogg's wife; I.A.T. Reinsurance Syndicate Ltd. ("IAT"), of which Mr. Kellogg is the sole holder of voting stock; the Peter R. Kellogg & Cynthia Kellogg Foundation (the "Kellogg Foundation"), of which Mr. Kellogg is a trustee; and NOM Trust U/W/O James C. Kellogg III (the "Kellogg Trust"), of which Mr. Kellogg is a trustee. Mr. Kellogg has sole voting and dispositive power with respect to shares owned by IAT and has shared voting and dispositive power with respect to shares owned by Mrs. Kellogg, the Kellogg Foundation and the Kellogg Trust.

         (5) Includes 69,784 shares owned of record or beneficially by other entities under common control with Aggel Enterprises, Ltd. Mr.
              Kavarana, a director of the Company, is affiliated with the controlling shareholders of Aggel Enterprises, Ltd. and its affiliates. Mr. Kavarana disclaims beneficial ownership of all shares beneficially owned by Aggel Enterprises, Inc.

         (6) Shares reported herein as held by Fidelity Management & Research Company ("FMRC")/FMR Corp. are owned by the Fidelity Low-Priced Stock Fund (the "Fund"), of which FMRC, a wholly-owned subsidiary of FMR Corp., is investment advisor. FMRC/FMR Corp. have sole dispositive power with respect to the shares reported; the Board of Trustees of the Fund has sole voting power with respect to such shares.


Certain Transactions

Management Agreement

         In connection with its 1989 restructuring, the Company entered into a Management Agreement, dated September 25, 1989 (as amended, the "Management Agreement"), with Winchester National, Inc. ("Winchester"), a private investment and management consulting firm owned by Mr. Milley. In July 1991 the Company transferred its rights and duties under the Management Agreement to ELXSI, its wholly-owned subsidiary, and Winchester transferred its rights and duties under the Management Agreement to MMI, of which Mr. Milley is the President and the sole director and of which Mr. Milley and The Alexander M. Milley Irrevocable Trust I (the "Milley Trust"), a trust for the benefit of certain members of Mr. Milley's immediate family, are the only stockholders. The Management Agreement initially was scheduled to expire on September 30 1992; in that year MMI and ELXSI agreed to an extension of its term (i) through September 30, 1995 (the "Initial Term") and (ii) thereafter, until terminated by either party with the approval of a majority of its Board of Directors on not less than 90 days prior written notice to the other party. Effective January 1, 1994, MMI transferred its rights and obligations under the Management Agreement to Cadmus, of which Mr. Milley is the Chairman, President and controlling shareholder. Under an amendment entered by ELXSI and Cadmus in 1997 (the "1997 Amendment"), the date for the earliest expiration of the Initial Term was extended from September 30, 1995 to June 30, 2005.

         The terms of the Management Agreement provide for ELXSI to be provided with advice and services with respect to ELXSI's business and financial management and long-range planning, including: (i) furnishing the services of certain executive officers and other employees of Cadmus; (ii) advising and assisting in connection with financing arrangements; (iii) assisting management in preparing and submitting to the Board of Directors analyses of the business and operations of ELXSI; (iv) assisting management in the preparation of financial and operating records; and (v) assisting in the retention of other persons, firms and corporations to render professional and technical services to ELXSI. Specific examples of services historically rendered to under the Management Agreement include: (a) ongoing evaluation of division management; (b) preparing and reviewing division operating budgets and plans; (c) evaluating new restaurant locations and menu changes; (d) identifying, and assisting in the divestiture of, under-performing assets; (e) evaluating financing options and negotiating with lenders; (f) assisting in the compliance with securities laws and other public reporting requirements; (g) communicating with stockholders;
(h) negotiating and arranging insurance programs; (i) monitoring tax compliance;
(j) evaluating capital spending; (k) cash management services; (l) preparing market research; (m) developing and improving management reporting systems; and
(n) identifying and evaluating acquisition candidates and investment opportunities. In addition, Cadmus provides the Company with general administrative services, at a charge that was approximately $27,000 in 1997.

         Under the Management Agreement, the management services provider became entitled to receive, in addition to reimbursement for reasonable expenses, fee compensation commencing upon ELXSI's having first achieved operating income (as defined) of $1,250,000 for a fiscal quarter. Those fees may be discontinued following any fiscal year in which such operating income is less than
$4,000,000, but shall be reinstated following the first fiscal quarter thereafter in which ELXSI again attains quarterly operating income of at least $1,250,000. Under these terms, the Management Agreement counterparty (Winchester, MMI or Cadmus) has been receiving Management Agreement fees continuously since October 1991.

         Prior to the 1997 Amendment, the fee compensation payable by ELXSI under the Management Agreement was $500,000 per annum. Pursuant to the 1997 Amendment, this compensation was increased, effective April 1, 1997, to (i) $600,000 per annum plus (ii) an additional, cumulative 5% increase that becomes effective on each April 1 during its term. Cadmus may request an increase in such fee or escalator, but any such increase must be approved by a majority of the independent directors of the Company.

         The 1997 Amendment also provides that if Cadmus's services under the Management Agreement are terminated at any time for any reason (including by reason of a failure to renew or extend prior to the expiration of the Initial
Term), then prior to (and as a condition to) such termination, ELXSI must pay to Cadmus a lump-sum amount equal to: (i) the amount of fees that would have been (but for such termination) paid over the one-year period commencing with the effective date of such termination, plus (ii) if such termination is to take effect prior to the expiration of the Initial Term, the amount of fees that would have been (but for such termination) paid over the remaining Initial Term, less (iii) a present value discount calculated at an annual rate of 6% and taking into account the timing of the fee payments that would have been made to Cadmus during the remaining Initial Term (and, in the case of the foregoing clause (i), during the one-year period commencing with the effective date of the termination) assuming (for this purpose) that the services of Cadmus under the Management Agreement had not been terminated. For purposes of the foregoing, ELXSI's operating income for all relevant periods will be deemed to be in excess of $4,000,000 if operating income for the full fiscal year most recently completed prior to the relevant termination was equal to or in excess of such amount.

         It is through the Management Agreement that the Company is provided the services of Thomas R. Druggish, the Company's Vice President, Treasurer and Secretary, and the non-director services of Kevin P. Lynch, a Vice President and director of the Company. See "Directors and Executive Officers of the Company."

Azimuth Transactions

         On December 30, 1996, ELXSI entered into and consummated the transactions contemplated by a Recapitalization Agreement, dated as of December 30, 1996 (the "Azimuth Recapitalization Agreement"), among Azimuth Corporation ("Azimuth"), three subsidiaries thereof (the "Azimuth Subsidiaries"), ELXSI and the Bank of America National Trust and Savings Association (then named Bank of America Illinois; hereinafter "BAI"). Azimuth is a holding company of the Azimuth Subsidiaries, two of which produce trade show exhibits and one of which is a distributor of fuses and aerospace fasteners. Each of Messrs. Milley, Shaw and Druggish is an officer and/or director of Azimuth and/or one or more of the Azimuth Subsidiaries; Messrs. Shaw and Druggish are stockholders of Azimuth; and Mr. Milley is a controlling stockholder of Azimuth. BAI is ELXSI's senior bank lender.

         Under the Azimuth  Recapitalization  Agreement  (among  other  things):
(1)(A) BAI sold to ELXSI all of BAI's rights, title and interest in, to and under the $6,650,000 outstanding principal amount of the revolving credit loans previously made by BAI to the Azimuth Subsidiaries (the "Azimuth Subsidiary Loans"), and all related collateral security interests, loan documentation, claims and proceeds, and, in consideration thereof: (B) ELXSI assumed the obligations of BAI under such loan documentation, and (C) ELXSI paid to BAI an amount equal to $5,850,000; (2) the terms and conditions of the Azimuth Subsidiary Loans were amended as follows: (A) the interest rate applicable to the Azimuth Subsidiary Loans was increased to 15% per annum, (B) the maturity date of the Azimuth Subsidiary Loans was extended from December 31, 1996 to June 30, 1998, (C) the Azimuth Subsidiaries were granted the collective right and option to purchase from ELXSI for cash all (but not less than all) of the Azimuth Subsidiary Loans, or otherwise pay-off in full the Azimuth Subsidiary Loans, at a price (or for a payment) equal to (i) the combined principal amount thereof outstanding on the date of purchase plus (ii) all accrued but unpaid interest thereon to the date of purchase less (iii) if purchased during any of the following calendar months, the following amounts: (a) January 1997:
$575,000; (b) February 1997: $475,000; (c) March 1997: $375,000; (d) April 1997:
$275,000;  (e) May 1997: $175,000, and (f) and June 1997: $75,000, and plus (iv)
if not previously paid, the $225,000 closing fee to ELXSI hereinafter described,
(D) the maximum amount of Azimuth Subsidiary Loans that may be outstanding at any one time was increased from its then-current $6,650,000 to $9,650,000, (E) the "lock-box" provisions of the relevant loan documentation were waived, and
(F) the capital expenditure and restricted payments covenants of the relevant loan documentation were modified so as to put Azimuth and the Azimuth
Subsidiaries in compliance therewith; and (3) Azimuth and the Azimuth Subsidiaries agreed to pay ELXSI a $225,000 closing fee on the demand of ELXSI (or such earlier date that the Azimuth Subsidiary Loans are repurchased or paid-off in full).

         As a result of the Azimuth Recapitalization Agreement transactions hereinabove described, ELXSI became the senior revolving credit lender to the Azimuth Subsidiaries. Funding for ELXSI's purchase of the Azimuth Subsidiary Loans, as well as for the further revolving credit loans made by ELXSI to the Azimuth Subsidiaries, was provided by BAI, under an amendment and restatement of ELXSI's credit agreement.

         The purpose of the above transactions was to provide an up-to-18-month revolving credit line to the Azimuth Subsidiaries on terms that were intended to earn the Company a return on its investment not generally available in the marketplace for the commensurate risk. The Company's return on investment was in the form of net interest (i.e., the difference between the Azimuth Subsidiaries' 15% interest rate and ELXSI's cost of borrowing) and the discount and closing fee earned by ELXSI as described above.

         On June 16, 1997, the Azimuth Subsidiaries prepaid in full the Azimuth Subsidiary Loans with the proceeds of a new line of credit obtained from a third party lender. Upon such prepayment, the revolving line of credit provided by ELXSI to the Azimuth Subsidiaries, and all related collateral security interests and documentation, were terminated. As a result of the Azimuth Recapitalization Agreement transactions hereinabove described, ELXSI earned approximately $938,000 of pre-tax income.

Loans to Cadmus, ELX and Azimuth

         Under the Azimuth Recapitalization Agreement, Azimuth issued to BAI 6,517 shares of its Series AAA 5% Cumulative Redeemable Preferred Stock (the "Azimuth AAA Preferred"), having an aggregate liquidation preference of $6,517,000, in exchange for BAI's surrender and cancellation of a like amount of term loan principal and interest obligations owed by Azimuth to BAI. The terms of the Azimuth AAA Preferred: (i) required quarterly dividends payable in cash at a rate of 5% of liquidation preference, (ii) provided for "contingent dividends" payable in cash based on the "net worth increase" (as defined) of Azimuth in years five through 10, subject to cap of $240,000 per year, and (iii) required Azimuth to redeem, at 100% of liquidation preference plus accrued dividends, at least one-fifth of the shares of the Azimuth AAA Preferred originally issued after the end of each of year five through 10. On June 30, 1997, BAI sold all of its Azimuth AAA Preferred shares to Cadmus for $2,000,000. These funds were obtained by Cadmus through a loan made by ELXSI. This loan matures on the second anniversary of its origination (i.e., June 30, 1999), requires quarterly payments of interest at a rate of 15% per annum and is secured by a pledge of the purchased shares of Azimuth AAA Preferred. The funds for ELXSI's loan to Cadmus was provided by BAI, under ELXSI's credit agreement. In December 1997, at the request of Cadmus and Azimuth, ELXSI consented to an amendment of the terms of the Azimuth AAA Preferred in order to (among other things): (a) increase the periodic dividend rate from 5% to 17.5% of liquidation preference, (b) permit both periodic and contingent dividends to be paid in cash or in additional shares of Azimuth AAA Preferred, and (c) change Azimuth's mandatory redemption obligations from a five-year sinking fund requirement to a single, end-of-year-10 requirement.

         In December 1994, the Company made a three-year loan of $1,155,625 to ELX Limited Partnership ("ELX"), of which Mr. Milley is the sole general partner and Messrs. Lynch, Shaw and Druggish are limited partners, to finance ELX's exercise of an option to purchase 369,800 shares of Common Stock from The Airlie Group, L.P. In December 1996, the Company made another three-year loan to ELX, of $909,150, utilized by it to exercise an option to purchase 110,200 shares of Common Stock held by BankAmerica Capital Corporation ("BACC") and to purchase from BACC an additional 110,200 shares of Common Stock. Funding for these loans were obtained by the Company through ELXSI's credit agreement with BAI. Both Company loans to ELX require no principal or interest payments until their respective maturity dates and bear interest at a rate equal to the Company's cost of funds (under ELXSI's BAI credit agreement) plus 0.5%. In December 1997, the Company agreed to a three-year extension of the maturity date of its December 1994 loan to ELX, and ELX paid in full all interest accrued on such loan through the original maturity date, totalling approximately $330,000.

         In March 1998, an individual stockholder of the Company sold to the Company and Azimuth 90,000 and 10,000 shares, respectively, of Common Stock at a price of $13.50 per share. The funds for these purchases were obtained by the Company through ELXSI's credit agreement with BAI. The Company loaned to Azimuth the amount required to complete its 10,000 shares purchase, or $135,000. This loan will mature on the third anniversary of its origination (i.e., in March
2001), with no principal or interest payments being required to be earlier made, and bears interest at a rate equal to the Company's cost of funds (under ELXSI's BAI credit agreement) plus 0.5%.

Odd-Lot Offers

         In October 1997, Cadmus began a process of making formal offers ("Odd-Lot Offers") to purchase shares of Common Stock, at prevailing market prices, to stockholders of the Company that own 100 shares or less of Common Stock (after giving effect to the Company's May 1992 1-for-25 reverse split of outstanding shares) ("Odd-Lot Holders"). The Company has in excess of 5,000 record Odd-Lot Holders (out of a total of approximately 5,600 record holders), and together they own approximately 120,000 shares of Common Stock. Odd-Lot Holders benefit from the Odd-Lot Offer by being given the opportunity to sell their shares at market prices free of brokerage commissions and special charges that may apply for the handling of odd-lot holdings. The Company benefits from acceptances of Odd-Lot Offers through reductions in the burden and expense of communicating with Odd-Lot Holders who may (in any event) wish to sell their shares.

         The Odd-Lot Offers have generally been made by letter, on ELXSI letterhead, individually addressed and sent to those stockholders who, according to the Company's stock record books, are Odd-Lot Holders. The terms of the Odd-Lot Offers are that Cadmus will purchase shares at the closing sale price of the Common Stock on the trading day immediately preceding the post-mark or other date of forwarding by a tendering Odd-Lot Holder of his or her return materials. In addition, in no event will Cadmus purchase pursuant to the Odd-Lot Offers a number of shares of Common Stock that, together with all other shares of Common Stock purchased by Cadmus in the preceding 12 months, would constitute more than 2% of the outstanding shares of Common Stock. As of March 16, 1998, Cadmus purchased 4,337 shares of Common Stock from approximately 110 Odd-Lot Holders pursuant to its Odd-Lot Offers.

Compensation Committee Interlocks and Insider Participation

         Throughout 1997, the Company's Compensation Committee was comprised of Messrs. Milley, Kavarana and O'Donnell. Throughout 1997, Mr. Milley also served as Chairman, President and Chief Executive Officer of the Company and ELXSI and as President and Chief Executive Officer of the Cues division. Throughout 1997 Messrs. Druggish, Milley and Shaw all served as directors and/or executive officers of Azimuth and/or one or more Azimuth Subsidiaries. Messrs. Milley, Druggish and Shaw were directors and/or executive officers of Bell National throughout 1997. Messrs. Milley and Shaw were directors and executive officers of Cadmus throughout 1997.

Section 16(a) Beneficial Ownership Reporting Compliance

         In December 1997, Mr. Milley filed with the Commission two "Statements of Changes in Beneficial Ownership" on Form 4 ("Form 4"), as required under rules promulgated under Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), in order to report certain purchases of Common Stock by Cadmus and Azimuth. These two filings disclosed, for the first time for purposes of Section 16(a): (i) five purchases by Cadmus of Common Stock odd-lots covering 100 shares in the aggregate consummated in April through August 1997,
(ii) three additional purchases by Cadmus of Common Stock odd-lots covering 245 shares in the aggregate consummated in October 1997, and (iii) two open-market purchases by Cadmus of an aggregate of 3,000 shares of Common Stock. In April 1998, Mr. Milley filed a Form 4 that disclosed, for the first time for purposes of Section 16(a), three purchases by Cadmus of Common Stock odd-lots covering 68 shares in the aggregate consummated in July and November 1996. Each of the foregoing transactions should have been reported on a Form 4 filed with the Commission by the tenth day of the month following their respective consummation dates.

Stock Performance Graph

         Presented below is a stock performance graph which shows a comparison of the performance of the Company's Common Stock over the five-year period from December 31, 1992 through December 31, 1997 versus The Nasdaq Stock Market
("Nasdaq") Index and the Nasdaq Non-Financial Stocks Index. The Nasdaq Non-Financial Stocks Index was chosen as an appropriate industry index, as the Company operates in two distinct business segments: restaurants and equipment manufacturing and servicing. Thus, a broad definition of industry such as "Non-Financial" was deemed appropriate by the Company and has been used for this Proxy Statement graph since 1993.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


------------------------------------------------------------------------------------------------------------
                                          12/31/92   12/31/93    12/31/94   12/31/95    12/31/96    12/31/97
------------------------------------------------------------------------------------------------------------

Nasdaq Index                                100        115         112        159         195         240
------------------------------------------------------------------------------------------------------------
ELXSI Corporation                           100        163         105        123         133         230
------------------------------------------------------------------------------------------------------------
Nasdaq Non-Financial                        100        115         111        155         188         221
------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------
                                          12/31/92   12/31/93    12/31/94   12/31/95    12/31/96    12/31/97
------------------------------------------------------------------------------------------------------------

Nasdaq Index                                100        115         112        159         195         240
------------------------------------------------------------------------------------------------------------
ELXSI Corporation                           100        163         105        123         133         230
------------------------------------------------------------------------------------------------------------
Nasdaq Non-Financial                        100        115         111        155         188         221
------------------------------------------------------------------------------------------------------------


                        PROPOSAL NO. 2 -- APPROVAL OF THE
               ELXSI CORPORATION 1998 INCENTIVE STOCK OPTION PLAN
                           (Item 2 on the Proxy Card)

         The Board of Directors adopted the ELXSI Corporation 1997 Incentive Stock Option Plan (the "1997 Option Plan") on February 20, 1998. The purpose and terms of the 1998 Option Plan, which is reprinted in full in Annex A hereto, are described generally below, but that description is qualified in its entirety by reference to such Annex A hereto.

         The 1998 Option Plan, which if approved by the stockholders of the Company at the Annual Meeting of Stockholders will become effective on the date thereof, provides for the grant to selected directors, officers and executive, managerial and administrative employees of the Company or any of its subsidiaries ("Eligible Persons") of either incentive stock options (within the meaning of ss.422 of the Internal Revenue Code (the "Code")) or nonqualified options (intended not to qualify as incentive stock options) to purchase Common Stock of the Company. However, only employees within the meaning of Code ss.3401(c) are entitled to receive incentive stock options under the 1998 Option Plan. The 1998 Option Plan is to be administered by a committee appointed by the Board of Directors consisting of at least two directors of the Company (the "Committee"). In the absence of such appointment the Compensation Committee of the Board of Directors will serve as the Committee; it is currently intended that the Compensation Committee will serve that function.

         As of the date of this Proxy Statement, there are approximately 28 Eligible Persons, two of whom are non- executive directors, three of whom are executive directors and two of whom are non-director executive officers of the Company or ELXSI. Because the number of shares that may be made subject to options under the 1998 Option Plan ("Options"), as well as the option price per share of Common Stock, depend on contingent and variable factors, it is not possible to estimate or otherwise determine the Options likely to be granted pursuant to the 1998 Option Plan. The market value of the Common Stock at the close of business on March 31, 1998 was $14.375 per share.

         The maximum number of shares of Common Stock that may be made subject to Options is 75,000 shares. Each Eligible Person who is selected by the Committee will be offered an Option to purchase a specified maximum number of shares of Common Stock of the Company at a specified price. The exercise price per share of an incentive stock Option may not be less than the fair market value per share of Common Stock as of the date of grant, and the exercise price per share of a nonqualified Option may not be less that 75% of such fair market value; in either case, however, the per share exercise price may not be less than the per share book value of the Common Stock. An Eligible Person to whom an Option is granted must execute an option agreement evidencing that Option in the form prescribed by the Committee no later than 30 days from the date the Option is granted or, if later, 10 days after the Eligible Person receives an option agreement evidencing the Option. All Options will be nontransferable except by will or the laws of descent and distribution.

         Except in the event of a nonqualified stock Option holder's death or disability (as described below), no Option may be exercised more than 10 years after its date of grant. Although not required by the terms of the 1998 Option Plan, an Option may contain terms making it exercisable in increments over a specified interval of time.

         An optionee may exercise an Option on any date that is more than six months after the date of grant to the extent the Option is exercisable on that date (but for not fewer than 25 shares, or the total number of shares exercisable, if less). The option price payable on exercise of an Option may be paid in cash, in shares or other securities of the Company, partly in each, or by a broker-assisted "cashless" exercise involving an immediate sale of a sufficient number of the shares being acquired to pay the Option exercise price.

         An outstanding Option that is wholly or partially unexercisable at a given time shall become immediately exercisable in full upon a change in control of the Company. A change in control is defined generally as (i) the sale of all or substantially all of the Company's assets, (ii) an election of new directors if a majority of the directors immediately thereafter consists of persons who were not nominated by management to stand for election, (iii) the sale in a single transaction of at least 50% of the outstanding Common Stock, consummation of a tender offer for more than 50% of the outstanding Common Stock, or the consummation of a merger or consolidation of the Company, if immediately after any such event a majority of directors consists of persons who were not directors immediately prior to the event. However, in the event of a merger or consolidation in which the Company does not survive, the Committee may negate the accelerated exercisability of Options, but only if the agreement of merger or consolidation requires that each optionee on that date receives the same merger consideration as he or she would have received as a stockholder of the Company had the exercisability of the Option been accelerated and had the optionee, immediately prior to the merger or consolidation, exercised the Option for the full number of shares subject thereto, paid the option price in full, and satisfied all other conditions for the exercise of the Option.

         The 1998 Option Plan provides for adjustment in the maximum number of shares of Common Stock that may be granted thereunder and in the number of shares of Common Stock subject to outstanding Options in the event of any stock dividend, stock split, stock combination, merger, consolidation, reorganization, recapitalization or other change in the capital structure of the Company affecting the Common Stock. The Board of Directors may amend, suspend or terminate the 1998 Option Plan at any time, except that no such change in the 1998 Option Plan can adversely affect any Options outstanding on the date of such change without the optionee's consent. Furthermore, any such change that requires stockholder approval to comply with applicable provisions of the Code, applicable federal or state securities laws or Nasdaq or exchange listing requirements will not be effective if stockholder approval is not obtained as required. Unless sooner terminated, the 1998 Option Plan will terminate on February 20, 2007.

         For federal income tax purposes, the grant to an optionee of a nonqualified stock option will not constitute a taxable event to the optionee or to the Company. Upon exercise of a nonqualified stock option (or, in certain cases, a later tax recognition date), the optionee will recognize compensation income taxable as ordinary income, measured by the excess of the fair market value of the Common Stock purchased on the exercise date (or later tax recognition date) over the amount paid by the optionee for such Common Stock, and will be subject to tax withholding. The Company may claim a deduction for the amount of such compensation. The optionee will have a tax basis in the Common Stock purchased equal to the amount paid plus the amount of ordinary income recognized upon exercise of the nonqualified stock option. Upon the subsequent sale of the Common Stock received upon exercise of the nonqualified Option, an optionee will recognize capital gain or loss equal to the difference between the amount realized on such sale and his or her tax basis in the Common Stock, which may be long-term capital gain or loss if the optionee holds the Common Stock for more than one year from the exercise date.

         For federal income tax purposes, neither the grant nor the exercise of an incentive stock Option will constitute a taxable event to the optionee or to the Company, assuming the Option qualifies as an incentive stock Option under Code ss.422. If an optionee does not dispose of the Common Stock acquired upon exercise of an incentive stock option during the statutory holding period, any gain or loss upon subsequent sale of the Common Stock will be long-term capital gain or loss, assuming the shares represent a capital asset in the optionee's hands. The statutory holding period is the later of two years from the date the incentive stock Option is granted or one year from the date the Common Stock is transferred to the optionee pursuant to the exercise of the Option. If the statutory holding period requirements are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the incentive stock Option or the subsequent sale of the Common Stock received upon exercise thereof. If the statutory holding period requirement is not satisfied, the optionee will recognize compensation income taxable as ordinary income on the date the Common Stock is sold (or later tax recognition date) in an amount equal to the lesser of (i) the fair market value of the Common Stock on that date less the amount paid by the optionee for such Common Stock, or (ii) the amount realized on the disposition of the Common Stock less the amount paid by the optionee for such Common Stock; the Company may then claim a deduction for the amount of such compensation income.

         The federal income tax consequences summarized hereinabove are based upon current law and are subject to change.

         The 1998 Option Plan is being submitted to the stockholders of the Company for approval in order to comply with certain Nasdaq rules applicable to the Company. In the event that the 1998 Plan is not approved by stockholders, it will not be effective; however, the Board of Directors may consider readoption of the 1998 Option Plan or another similar plan.

         The Board of Directors recommends that stockholders vote FOR the approval of the 1998 Option Plan.


                  PROPOSAL NO. 3 -- CHARTER AMENDMENT TO REDUCE
                 THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                             (Item 3 on Proxy Card)

         Like all Delaware corporations, the Company pays annual franchise taxes to the State of Delaware ("Delaware Franchise Tax"). The amount of Delaware Franchise Taxes that the Company must pay is determined based on the number of its outstanding shares, the number of its authorized shares and the amount of its total assets; the higher the amount of the latter two figures the higher the tax.

         For 1992 through 1995, the Company paid Delaware Franchise Taxes of less than $100 per year. In 1997, the Delaware taxing authorities advised the Company that, due to an administrative determination made in 1995 with respect to the way corporations in general must calculate total assets for Delaware Franchise Tax purposes, the Company's Delaware Franchise Tax assessment would increase to approximately $47,000 for each of 1996 and 1997. The Company expects similar, or greater, amounts of Delaware Franchise Tax for future years. These amounts can be reduced, for 1998 and subsequent periods, if the number of shares of the Company's authorized capital stock is reduced. Under Delaware law, such a reduction can be effected only by an amendment to a corporation's certificate of incorporation, which requires stockholder approval.

         Currently, the Company's Restated Certificate of Incorporation (the "Charter") authorizes the issuance of 160,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. There are currently outstanding less than 4,700,000 shares of Common Stock and no shares of Preferred Stock. The Board of Directors has determined that significantly reducing the 160,000,000 number of authorized common shares will have little, if any, presently foreseeable negative impact on the Company or its stockholders, and will serve their interests by decreasing, in proportion to the reduction in the number of authorized shares, the Delaware Franchise Tax that would otherwise be payable by the Company.

         The Board of Directors has thus proposed an amendment to the Charter to reduce the number of authorized shares of Common Stock to 60,000,000 (the "Charter Amendment"). The number of authorized shares of Preferred Stock will remain unchanged, at 5,000,000. If approved by the stockholders, the Charter Amendment will have the effect of reducing the Delaware Franchise Taxes otherwise payable by the Company by 60%. The Charter Amendment will not result in any changes to outstanding shares of Common Stock or the rights of the holders thereof.

         The Board of Directors deems the Charter Amendment to be advisable and recommends that stockholders vote FOR its approval.

                PROPOSAL NO. 4 -- RATIFICATION OF APPOINTMENT OF
                             INDEPENDENT ACCOUNTANTS
                             (Item 4 on Proxy Card)

         The Board of Directors of the Company has appointed the firm of Price Waterhouse LLP as its independent accountants for the fiscal year ending December 31, 1998. Price Waterhouse LLP served in such capacity for the Company's preceding fiscal year. The Company has been advised by Price Waterhouse LLP that neither it nor any member thereof has any financial interest, direct or indirect, in the Company in any capacity. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting of Stockholders, will be given an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

         The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants for the current fiscal year.


                                  OTHER MATTERS

         The Board of Directors of the Company knows of no other matters which are to be brought before the meeting. If any other matters should be presented for proper action, it is the intention of the persons named in the enclosed form of Proxy to vote in accordance with their discretion pursuant to the terms of the Proxy.

                            PROPOSALS OF STOCKHOLDERS

         Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received at the Company's executive offices on or before December ___, 1998, for inclusion in the Company's Proxy Statement with respect to such meeting.

                                                  ELXSI CORPORATION



                                                  By Alexander M. Milley,
                                                  President


         It  is  important   the  Proxies  be  returned   promptly.   Therefore,
stockholders who do not expect to attend the meeting in person are urged to fill in, sign, date and return the enclosed Proxy card.

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission, may be obtained without charge by any stockholder of the Company of record as of March 31, 1998 by writing to ELXSI Corporation, 3600 Rio Vista Avenue, Suite A, Orlando, Florida 32805, Attention: Thomas R. Druggish.

         The Company's stock transfer agent is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004. Telephone: (212) 509-4000.

                                                                         Annex A

                                ELXSI CORPORATION
                        1998 INCENTIVE STOCK OPTION PLAN


         1. Purpose. The purpose of this Plan is to advance the interests of ELXSI Corporation by providing an opportunity to selected directors, officers and key employees of the Company and its Subsidiaries to purchase shares of Common Stock through the exercise of options granted pursuant to this Plan, which may be either Incentive Options or Nonqualified Options. By encouraging such stock ownership, the Company seeks to establish as close an identity as feasible between the interests of the Company and its Subsidiaries and those of such directors, officers and key employees and also seeks to attract, retain, motivate and reward persons of superior ability, training and experience.

         2. Definitions.

            (1)    Board means the Board of Directors of the Company.

            (2) Code means the Internal Revenue Code of 1986 and regulations thereunder, as amended from time to time.

            (3) Committee means the committee appointed by the Board responsible for administering the Plan or, in the absence of the such an appointment, the Compensation Committee of the Board.

            (4) Common Stock means the common stock of the Company, par value $.001 per share.

            (5)    Company means ELXSI Corporation, a Delaware corporation.

            (6) Director means each individual who is serving as a member of the Board as of the time of reference.

            (7) Eligible Person means an individual who is serving in any one or more of the following capacities: Director, director of a Subsidiary, officer of the Company, officer of any Subsidiary, or Key Employee.

            (8) Employee means an employee of the Company or any Subsidiary within the meaning of Code Section 3401(c).

            (9) Incentive Option means a stock option granted to an Employee and intended to qualify as an "incentive stock option" within the meaning of Code Section 422 and designated as such.

            (10) Key Employee means an executive, managerial or administrative Employee.

            (11) Nonqualified Option means a stock option not intended to be an Incentive Option and designated as nonqualified, the federal income tax treatment of which is determined generally under Code Section 83.

            (12) Option means either an Incentive Option or a Nonqualified Option granted pursuant to this Plan.

            (13) Plan means this ELXSI Corporation 1998 Incentive Stock Option Plan as set forth herein, and as amended from time to time.

            (14) Securities Act means the Securities Act of 1933, as amended, and rules and regulations promulgated pursuant thereto, as amended from time to time.

            (15) Subsidiary means a "subsidiary" of the Company within the meaning of Code Section 424(f), which generally is defined as any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         3. Effective Date. This Plan was approved and adopted by the Board on February 20, 1998. The effective date of this Plan shall be May 19, 1998, the date of the annual meeting of stockholders of the Company, so long as this Plan is approved by the stockholders of the Company on said date.

         4. Stock Subject to Plan. The maximum aggregate number of shares of Common Stock that may be made subject to Options granted hereunder is 75,000 shares, which number shall be adjusted in accordance with Section 9 in the event of any change in the Company's capital structure. Shares of Common Stock issued pursuant to this Plan may consist, in whole or in part, of either authorized and unissued shares or issued shares held in the Company's treasury. Any shares subject to an Option that for any reason expires or is terminated unexercised as to such shares may again be the subject of an Option under this Plan.

         5. Administration. The Plan shall be administered by a Committee appointed by the Board consisting of not fewer than two individuals who are Directors. The Board shall have the discretion to remove and appoint members of the Committee from time to time. The Committee shall have full power and discretion, subject to the express provisions of this Plan, (i) to determine the Eligible Persons to whom Options are to be granted, the time or times at which Options are to be granted, the number of shares of Common Stock to be made subject to each Option, whether each Option is to be an Incentive Option or a Nonqualified Option, the exercise price per share under each Option, and the maximum term of each Option; (ii) to interpret and construe the Plan and to prescribe, amend and rescind rules and regulations for its administration; (iii) to determine the terms and provisions of each option agreement evidencing an Option; and (iv) to make all other determinations the Committee deems necessary or advisable for administering this Plan. All decisions of the Committee shall be made by a majority of its members, which shall constitute a quorum, and shall be reflected in minutes of its meetings.

         6. Eligibility. Options may be granted to such Eligible Persons as the Committee selects.

         7. Terms and Conditions of Options. Options granted pursuant to this Plan shall be evidenced by stock option agreements in such form and containing such terms and conditions as the Committee shall determine. If an Eligible Person to whom an Option is granted does not execute an option agreement evidencing that Option in the form prescribed by the Committee within the later of (i) thirty days from the date of grant of the Option or (ii) ten days after the Eligible Person's receipt of an option agreement from the Company, the Option shall be void and of no further force or effect. Each option agreement evidencing an Option shall contain among its terms and conditions the following:

         (1) Price. Subject to the conditions on Incentive Options contained in Section 8(2), if applicable, the purchase price per share of Common Stock payable upon the exercise of each Option granted hereunder shall be as determined by the Committee in its discretion but shall not be less than the fair market value (or, in the case of Nonqualified Options, 75% of the fair market value) of the Common Stock on the day the Option is granted or, if greater, the book value of the Common Stock on that date. The fair market value of Common Stock shall be as determined by the Committee in its discretion in accordance with any applicable laws or rules.

         (2) Number of Shares and Kind of Option. Each option agreement shall specify the number of shares to which it pertains and shall specify whether the Option is a Nonqualified Option or an Incentive Option.

         (3) Terms of Exercise. Subject to the conditions on Incentive Options contained in Section 8(2), if applicable, and to Section 10, each Option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Committee may determine at the time it grants such Option; provided, however, that (i) no Option shall be exercised as to fewer than 25 shares of Common Stock or, if less, the total number of shares of Common Stock remaining unexercised under the Option, and (ii) no Option shall be exercisable with respect to any shares earlier than six months from the date the Option is granted or later than ten years after the date the Option is granted, except to the extent permitted in the event of the death of the holder of a Nonqualified Option under
                Section 7(7).

         (4) Notice of Exercise and Payment. An Option shall be exercisable only by delivery of a written notice to the Company's Treasurer, or any other officer of the Company that the Committee designates to receive such notices, specifying the number of shares of Common Stock for which the Option is being exercised. If the shares of Common Stock acquired upon exercise of an Option are not at the time of exercise effectively registered under the Securities Act, the optionee shall provide to the Company or Committee, as a condition to the optionee's exercise of the Option, a letter, in form and substance satisfactory to the Company, to the effect that the shares are being purchased for the optionee's own account for investment and not with a view to distribution or resale, and to such other effects as the Company deems necessary or appropriate to comply with federal and applicable state securities laws. Payment shall be made in full at the time the Option is exercised. Payment shall be made by:

                      (i)   cash;

                      (ii) delivery and assignment to the Company of shares of Common Stock owned by the optionee;

                      (iii) delivery  and  assignment  to the  Company  of other securities of the Company owned by the optionee;

                      (iv) delivery of a written exercise notice, including irrevocable instructions to the Company to deliver the stock certificates issuable upon exercise of the Option directly to a broker named in the notice that has agreed to participate in a "cashless" exercise on behalf of the optionee.

                      (v)   a combination of (i), (ii) and (iii).

                            Upon the optionee's satisfaction of all conditions required for the exercise of the Option and payment in full of the purchase price for the shares being acquired as aforesaid, the Company shall, within a reasonable period of time following such exercise, deliver a certificate representing the shares of Common Stock so acquired; provided, that the Company may postpone issuance and delivery of shares upon any exercise of an Option to the extent necessary or advisable to comply with the applicable requirements of The Nasdaq Stock Market ("Nasdaq") or any exchange on which the Common Stock is listed, or any federal or state securities laws.

         (5) Withholding Taxes. The Company's obligation to deliver shares of Common Stock upon exercise of an Option, in whole or in part, shall be subject to the optionee's satisfaction of all applicable federal, state and local tax withholding obligations, if any.

         (6) Nontransferability of Option. No Option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee (or the optionee's guardian or legal representative).

         (7) Legends. Any restriction on transfer of shares of Common Stock provided in this Plan or in the option agreement evidencing any Option shall be noted or referred to conspicuously on each certificate evidencing such shares.

         8. Restrictions on Incentive Options. Incentive Options (but not Nonqualified Options) granted under this Plan shall be subject to the following restrictions:

         (1) Limitation on Number of Shares. The aggregate fair market value, determined as of the date an Incentive Option is granted, of the shares with respect to which Incentive Options are exercisable for the first time by an Employee during any calendar year shall not exceed $100,000. If an Incentive Option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an Employee exceeds the aforementioned $100,000 limitation, the portion of such Option which is in excess of the $100,000 limitation shall be treated as a Nonqualified Option pursuant to Code Section 422(d)(1). In the event that an Employee is eligible to participate in any other stock option plan of the Company or a Subsidiary which is also intended to comply with the provisions of Code Section 422, the $100,000 limitation shall apply to the aggregate number of shares for which Incentive Options may be granted under all such plans.

         (2) 10% Stockholder. If any Employee to whom an Incentive Option is granted pursuant to the provisions of this Plan is on the date of grant the owner of stock (as determined under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary, then the following special provisions shall be applicable to the Incentive Option granted to such individual:

         (i) The Option price per share subject to such Incentive Option shall not be less than 110% of the fair market value of one share on the date of grant; and

         (ii) The Incentive Option shall not have a term in excess of five (5) years from its date of grant.

         9. Adjustment for Changes in Capitalization. Appropriate and equitable adjustment shall be made in the maximum number of shares of Common Stock subject to this Plan under Section 4 and, subject to Section 10, in the number, kind and option price of shares of Common Stock subject to then outstanding Options to give effect to any changes in the outstanding Common Stock by reason of any stock dividend, stock split, stock combination, merger, consolidation, reorganization, recapitalization or any other change in the capital structure of the Company affecting the Common Stock after the effective date of this Plan.

         10.Change in Control, Merger, Etc.

         (1) Change in Control. Upon the occurrence of any of the events listed below, all outstanding Incentive Options and Nonqualified Options held by all optionees pursuant to this Plan which are not otherwise exercisable in whole or in part shall become immediately exercisable in full, unless and to the extent otherwise determined by the Committee. The events are as follows:

                     (i) Thesale by the Company of all or substantially all of its assets; (ii) Any of the following events if, immediately following such event, a majority of the Directors consists of persons who were not Directors immediately prior to the date of such event:

                           (a) the sale of 50% or more of the outstanding shares of Common Stock of the Company in a single transaction; (b) the consummation of a tender offer (by a party other than the Company) for more than 50% of the outstanding shares of Common Stock of the Company; or (c) subject to Section 10(2) below, the consummation of a merger or consolidation involving the Company; or

                     (iii) An election of new Directors if immediately following such election a majority of the Directors consists of persons who were not nominated by management to stand for election as Directors in such election.

         (2) Where Company Does Not Survive. In the event of a merger or consolidation to which the Company is a party but is not the surviving company, the Committee in its discretion may vote to negate and give no effect to the acceleration of Options pursuant to Section 10(1)(ii)(c), but only if and to the extent that an executed agreement of merger or consolidation provides that the optionee holding such an Option shall receive the same merger consideration as the optionee would have received as a stockholder of the Company had the exercisability of the Option been accelerated in accordance with Section 10(1)(ii)(c) and had the optionee, immediately prior to the merger or consolidation, exercised the Option for the full number of shares subject thereto, paid the exercise price in full, and satisfied all other conditions for the exercise of the Option.

         (3) Liquidation or Dissolution. The provisions of Section 9 and Subsections 10(1) and (2) shall not cause any Option to terminate other than in accordance with other applicable provisions of this Plan. However, in the event of the liquidation or dissolution of the Company, each outstanding Option shall terminate, except to the extent otherwise specifically provided in the option agreement evidencing the Option.

         11. Rights of Optionee. No Eligible Person shall have a right to be granted an Option or, having received an Option, a right again to be granted an Option. An optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by his or her Option until the date the Option has been exercised and the full purchase price for such shares has been received by the Company. Nothing in this Plan or in any Option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of or to continue as an officer or director of, this Company or any Subsidiary or to interfere in any way with the right of the Company or any Subsidiary to terminate or modify the terms or conditions of the Option holder's employment or other relationship with the Company or any Subsidiary.

         12. Amendment and Termination of the Plan. Unless sooner terminated by the Board, this Plan shall terminate, so that no Options may be granted pursuant to it thereafter, on February 20, 2008. The Board may at any time amend, suspend or terminate this Plan in its discretion without further action on the part of the stockholders of the Company, except that:

         (1) no such amendment, suspension or termination of the Plan shall adversely affect or impair any then outstanding Option without the consent of the optionee holding the Option; and

         (2) any such amendment, suspension or termination that requires approval by the stockholders of the Company in order to comply with applicable provisions of the Code, applicable federal or state securities laws or Nasdaq or exchange listing requirements shall be subject to approval by the stockholders of the Company within the applicable time period prescribed thereunder, and shall be null and void if such approval is not obtained.

                                ELXSI Corporation
                         3600 Rio Vista Avenue, Suite A
                             Orlando, Florida 32805

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                  May 19, 1998

           This Proxy is Solicited on Behalf of the Board of Directors

                  The undersigned hereby  constitute(s) and appoint(s) Alexander
M. Milley and Robert C. Shaw, and each of them, as proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of ELXSI Corporation (the "Company") which the undersigned is (are) entitled to vote at the Annual Meeting of the Stockholders of the Company to be held at the Company's headquarters offices, located at 3600 Rio Vista Avenue, Suite A, Orlando, Florida 32805, on Tuesday, May 19, 1998, at 9:00 a.m. (local time), and at any adjournment(s) thereof (the "Meeting"), on all matters that may come before such Meeting. Said proxies are instructed to vote on the following matters in the manner herein specified.

1. Election of the following Five Nominees as Directors of the Company:  Farrokh
K. Kavarana; Kevin P. Lynch; Alexander M. Milley; Denis M. O'Donnell; and Robert
C. Shaw

[] FOR all nominees listed above (except as indicated below)
[] WITHHOLD AUTHORITY to vote for all nominees listed above

    FOR all nominees listed above except withhold authority to vote for the following nominee(s):

2.  Approval of the ELXSI Corporation 1998 Incentive Stock Option Plan

[]  FOR                 []  AGAINST                          []  ABSTAIN

3.Amendment of the Company's charter to reduce the number of authorized shares for the purpose of reducing Delaware franchise taxes.

[]  FOR                 []  AGAINST                          []  ABSTAIN

4. Ratification of Appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1998

[]  FOR                 []  AGAINST                          []  ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting.


                          (Please date and sign this Proxy on the reverse side)


      IF THIS PROXY IS PROPERLY  EXECUTED,  THE SHARES OF COMMON  STOCK  COVERED
HEREBY WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4, AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

      The undersigned hereby revoke(s) all previous Proxies and acknowledge(s) receipt of the Notice of the Meeting dated April 17, 1998, the Proxy Statement attached thereto and the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1997 forwarded therewith.

                    Dated:                                              , 1998
                           ---------------------------------------------


                    ----------------------------------------------------------
                                           Signature

                    ----------------------------------------------------------
                                           Signature

                    Please mark, sign and return this Proxy promptly using the enclosed envelope. This Proxy should be signed exactly as the name appears hereon. If stock is held in the names of joint owners, each should sign. Persons signing as an attorney, executor, administrator, guardian, trustee, corporate officer or in any other fiduciary or representative capacity should give full title.

A Message from the President:


         ELXSI Corporation achieved another record-setting year in 1997. Both Bickford's Family Restaurants and Cues again recorded their highest year ever in sales and profit. This reflects the eighth straight year of uninterrupted increases in earnings per share, twenty eighth quarter in a row of profitability and seventh straight year of returns on equity exceeding 20%.

         The 1997 financials incorporate the positive effects of two items which could be viewed as unusual, i.e. SFAS 109 (Accounting for Income Taxes) and the unique profit earned from the financing transaction with Azimuth Corporation. However, before delving into the relevant details of each, I am delighted to report that both Bickford's and Cues registered solid operating increases in basically all key fundamental categories before any enhancements or effects from SFAS 109 and the Azimuth financing transaction. This is an important point as it reflects the ongoing consistency of these core underlying businesses in achieving valuable operating improvements year to year. Marrying strong operating performances with the benefits of sheltered income has been the cornerstone of the Company's strategy from the outset. Creating value for shareholders depends most heavily on achieving improvements at the operating level of each business and of course the resulting increase in the overall value of the entity as a going concern. This was accomplished at both divisions in 1997.

Bickford's

         Restaurant sales increased by $3,913,000 or 6.4% in 1997, as a result of increased sales in our base restaurants combined with new restaurant openings. In addition, restaurant operating profit improved by approximately 20% from $6.0 million to $7.2 million as the converted Abdow's restaurants complemented increases in the base Bickford's business.

         In 1997, we continued our efforts to maintain and expand our leadership presence in the New England marketplace. The three new restaurants opened in 1997 will become solid income producers in 1998 and beyond. In 1998, we plan to selectively open another four to five new locations.

New openings in 1997 were:
o    Brattleboro, VT
o    Quincy, MA
o    Needham, MA

         In addition, we successfully reopened our Brockton, Massachusetts restaurant which had been closed due to a fire, and also completed procurement of a new site in Mystic, Connecticut which opened in February 1998.

         Finally, in the fourth quarter of 1997, we made a commitment to further enhance our service during peak periods by staffing additional management personnel in the dining rooms on weekend mornings. By increasing our staffing, we are spending more on labor, but we expect to reap significant benefits through improved customer counts and an overall higher quality experience.

Cues

         Cues continues to pioneer the development and sale of new and outstanding innovations for making our water collection systems more productive in managing a truly vital and increasingly precious resource, water.

         Key introductions during 1997 include the "Slopemaster" inclinometer system for recording the incline of pipes and then continually registering such data on a Cues data collection system. This enables engineers to evaluate the pitch of a particular pipe segment in conjunction with the actual video. A new edition in the mainline pipe tractor category, "Ultra Shorty" is picking up where "Shorty" left off by proving to be the only device consistently clearing 6" diameter pipe. Finally, the introduction of a major new portable system, "Inspector General" essentially combines all the key elements of a mainline inspection system in a unique compact electronic portable system that is capable of inspecting pipe from 2" to 100" in diameter, a real engineering feat considering the vast disparity of power and light combinations to accommodate such a range. Furthermore, the unit is light enough to be carried by an individual and flexible enough to be mounted in a van or carried in the rear of a pickup truck.

         In addition to the above, there were numerous value-added improvements made across the board which have been met with widespread market acceptance.

         Although price competition and a low barrier to entry in certain market segments present an ongoing challenge, the Cues team has been able to provide the highest quality hardware, software and support for the broadest product line in the marketplace at the most attractive prices.

         Keeping the above combination clicking is our goal and through the brute determination exhibited in winning past battles, we look forward to the current and future challenges.

SFAS 109 & Azimuth Transaction

SFAS 109. In compliance with SFAS 109 requirements, the Company recorded an additional $8.2 million of non-cash net income and a corresponding increase in the deferred tax asset. Essentially this relates to the regulatory bodies' approach to valuing and recording net operating tax loss carryforwards on the balance sheet that were previously dealt with as "off balance sheet" items.

         This $8.2 million addition increases the deferred tax asset to over $11 million, which represents the estimated realizable value of ELXSI's net operating tax loss carryforwards given the regulatory bodies' parameters. The regulation also requires amortizing this asset over its estimated life. Consequently, beginning in 1998 and going through 2003, ELXSI will be recognizing an increase in tax expense by amortizing this non-cash asset. As a result of amortizing this $11 million asset, which was created by recording $11 million of income during the last two years, ELXSI will be reporting a full tax rate of approximately 40% on its income statement even though ELXSI will actually be paying taxes on a cash basis at an approximate rate of 11%.

         Management greatly sympathizes with the potential confusion and loss of comparability resulting from this regulatory requirement. The administrative challenge it posed during the last 18 months was hardly desirous to say the least. However, we are committed to providing our shareholders with the most compliant, accurate and comparable financial records possible. Consequently, we have spent the time to disclose and explain in the accompanying Annual Report on Form 10K and will continue to spend significant hours explaining in great detail the workings of SFAS 109 to potential and existing investors, lenders and analysts.

Azimuth Transaction. ELXSI entered into a financing agreement with Azimuth Corporation on December 30, 1996 whereby ELXSI made an opportunistic "bridge loan". The knowledge of the Azimuth credit and the short time frame imposed on Azimuth to secure financing rendered ELXSI unique in its ability to capture such an attractive financing opportunity. For making a very prudent secure loan, which was fully repaid ahead of schedule during June 1997, ELXSI received a hefty $709,000 ($0.14 per share on a diluted basis) of net interest income during 1997 and a total of $936,000 of net interest income over the period the loan was outstanding. Management will continue to look for similar opportunities where the Company's debt capacity can be prudently utilized to earn a return not generally available.

Conclusion

         As we enter 1998, ELXSI is poised to continue registering attractive increases in consolidated sales and earnings as well as overall shareholder value. I am very hopeful that the spirited efforts by our people in conquering past challenges will lift us to new levels of achievement in the coming years.

                                                 Sincerely,

                                                 Alexander M. Milley
                                                 Chairman of the Board,
                                                 President & CEO